Exhibit 31.08

CERTIFICATION

I, Jimmy E. Addison, certify that:

1.                                      I have reviewed this annual report on Form 10-Q/A of South Carolina Electric & Gas Company;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 2, 2009
/s/Jimmy E. Addison
Jimmy E. Addison
Senior Vice President and Chief Financial Officer